Exhibit 99.1

Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS
FOR FIRST QUARTER 2008

LOUISVILLE, Kentucky (May 8, 2008) – PharMerica Corporation (NYSE: PMC), the second largest institutional pharmacy services company in the United States, today reported the results of its first quarter ended March 31, 2008.

PharMerica began trading on the New York Stock Exchange under the symbol “PMC” on August 1, 2007.  The Company was created through a combination of the institutional pharmacy businesses of Kindred Healthcare, Inc. (NYSE: KND) and AmerisourceBergen Corporation (NYSE: ABC) (the “Pharmacy Transaction”).  The Company’s results of operations for the first quarter ended March 31, 2008, include the combined results of Kindred Pharmacy Services, Inc. (“KPS”) and PharMerica Long-Term Care, Inc. (“PharMerica LTC”).  The Company’s results of operations for the quarter ended March 31, 2007, reflect the historical results of KPS only.

In commenting on the Company’s results for the first quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We are generally pleased with our first quarter results and the progress we are making in integrating and consolidating our operations.  Our revenues and earnings remain strong with over $495 million in revenues, $3.3 million in net income and $21.1 million in Adjusted EBITDA.  We generated strong cash flow and paid down an additional $10.0 million in debt during the quarter.  Our operating focus continues on our top five initiatives of client retention, integrating and consolidating our operations and processes, improving our billing practices, electronic prescribing and using key metrics to measure performance.”

First-Quarter Results

The Company’s revenues for the first quarter ended March 31, 2008, were $495.1 million compared with $174.7 million for the first quarter ended March 31, 2007.  The increase of $320.4 million was primarily the result of the Pharmacy Transaction.  Net income for the first quarter of 2008 totaled $3.3 million compared with net income of $0.5 million in the first quarter of 2007.  Included in net income for the first quarter of 2008 was $4.1 million (tax effected $2.3 million) for integration, merger related costs and other charges.  The consolidated Adjusted EBITDA for the first quarter of 2008 was $21.1 million.  Diluted earnings per share was $0.11 per share, which includes charges for integration, merger related costs and other charges of $0.08 per share.  The diluted earnings per share for the first quarter of 2007 is not meaningful.

Gross profit for the first quarter ended March 31, 2008, was $72.5 million, and profit margin for the first quarter of 2008 was 14.6%.  This compares with a gross profit of $21.9 million for the first quarter of 2007 and profit margin of 12.5% for the first quarter of 2007.  The increase of $50.6 million in gross profit is primarily related to the Pharmacy Transaction and our efforts in integrating the two companies.  The increase in gross profit margin was a result of more effective pharmacy staffing, better scaling of operations on a consolidated basis and increased generic utilization.

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PMC Reports Results for First Quarter 2008

May 8, 2008

Licensed beds declined during the first quarter of 2008 by approximately 2,800 beds primarily as a result of nursing facility chains opening their own pharmacies and facilities being closed or otherwise sold.  Selling, general and administrative expenses for the first quarter of 2008 were $57.3 million compared with $16.7 million for the first quarter of 2007.  As a percentage of revenues, selling, general and administrative expenses were 11.7% for the first quarter of 2008 compared with 9.5% for the first quarter of 2007.  The increase of $40.6 million is a result of the Pharmacy Transaction.  Other increases were due to the cost of being a stand-alone public company and other costs related to the integration of the Company’s two institutional pharmacy businesses.  The bad debt expense for the first quarter of 2008 as a percentage of revenues was 1.1% compared with 0.6% for the first quarter of 2007.  The Adjusted EBITDA margin was 4.3% in the first quarter of 2008 compared with 4.0% in the first quarter of 2007.  The integration, merger related costs and other charges for the first quarter of 2008 of $4.1 million consisted primarily of employee costs, facility lease terminations and inventory and asset write-downs.  The total depreciation and amortization expense for the first quarter of 2008 was $7.5 million compared with $2.8 million for the first quarter of 2007.  This increase was predominantly attributable to the additional depreciation and amortization expense resulting from the Pharmacy Transaction.  Interest expense, net for the first quarter of 2008, was $3.7 million.  The increase in interest expense was a result of the debt incurred in connection with the merging of the Company’s two institutional pharmacy businesses.  The tax rate for the first quarter of 2008 was 43.5% compared with 39.5% for the first quarter of 2007.  The tax rate of 43.5% was due to the losses incurred in connection with the integration, merger related costs and other charges and non-deductible permanent differences.

Cash flow from operations for the first quarter of 2008 was $11.2 million compared with $8.9 million for the first quarter of 2007.  Cash used in investing activities increased to $8.1 million primarily due to the purchase of systems equipment to support the technology infrastructure as pharmacy locations consolidate.  Cash flow used in financing activities of $9.9 million during the first quarter of 2008 was the result of a further pay down of long-term debt.

Conference Call

Management will hold a conference call to review the financial results, outlook and related matters on May 9, 2008, at 10:00 a.m. ET. To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through May 23, 2008, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 53690461.

About PharMerica

PharMerica Corporation is an institutional pharmacy services company servicing healthcare facilities.  PharMerica is the second largest institutional pharmacy services company in the United States based upon pro forma revenues for PharMerica’s combined businesses for the year ended December 31, 2007.  As of March 31, 2008, PharMerica operated 109 institutional pharmacies in 40 states.  PharMerica’s customers are typically institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term alternative care settings.  PharMerica Corporation generally is the primary source of supply of pharmaceuticals for its customers.

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PMC Reports Results for First Quarter 2008

May 8, 2008

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Corporation’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other things, the Corporation’s continued focus on its top five initiatives of client retention, integrating and consolidating the Corporation’s operations and processes, improving the Corporation’s billing practices, electronic prescribing and analytical metrics, the Corporation’s Fiscal 2008 earnings guidance, the information concerning the Corporation’s possible future results of operations, and the continued benefits and synergies to be obtained from the Pharmacy Transaction.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Corporation’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Corporation’s actual results to differ materially from the results referred to in the forward-looking statements we make in this quarterly report include:

•	changes in or the failure to achieve the underlying assumptions and expectations related to the Pharmacy Transaction;
•	availability of financial and other resources to us after the Pharmacy Transaction, including our expectations regarding liquidity and capital resources;
•
The Corporation’s different capital structure as a stand-alone, publicly traded company, including the Corporation’s access to capital, credit ratings, indebtedness and ability to raise additional financings and operate under the terms of the Corporation’s debt obligations;

•	a determination by the IRS that the Pharmacy Transaction should be treated as a taxable transaction, in whole or in part, and any tax liabilities and indemnification obligations related thereto;
•
The Corporation’s ability to operate under the terms of the Tax Matters Agreement, including the covenants and restrictions which limit the Corporation’s discretion in the operation of the Corporation’s business;

•
certain conflicts of interest, including, without limitation, conflicts resulting from continuing relationships with the Corporation’s former parent companies and overlapping directorships between us and the Corporation’s former parent companies;

•	the effects of intense competition in the markets in which we operate;
•	the effects of retaining existing customers and service contracts and ability to attract new customers for growth of the Corporation’s business;
•	the effects of the loss or bankruptcy of or default by a significant customer, supplier or other entity relevant to the Corporation’s operations;
•
The Corporation’s ability to implement its business strategy, including, without limitation, the Corporation’s ability to integrate and consolidate the formerly separate institutional pharmacy businesses of the Corporation’s former parent companies, including costs associated with such integration, and resolve any dislocations or inefficiencies in connection with the Pharmacy Transaction;

•
The Corporation’s ability to successfully pursue the Corporation’s development activities and successfully integrate new operations and systems, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations;

•	The Corporation’s ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs and regulatory compliance costs;
•
the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries;

•
changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payors, or the implementation of other measures to reduce the reimbursement for the Corporation’s services or the services of the Corporation’s customers and the impact of Medicare Part D;

•	The Corporation’s ability, and the ability of the Corporation’s customers, to comply with Medicare or Medicaid reimbursement regulations or other applicable laws;
•	further consolidation of managed care organizations and other third party payors;
•	political and economic conditions nationally, regionally and in the markets in which we operate;

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PMC Reports Results for First Quarter 2008

May 8, 2008

•	natural disasters, war, civil unrest, terrorism, fire, floods, earthquakes, hurricanes or other matters beyond the Corporation’s control;
•	elimination of, changes in or the Corporation’s failure to satisfy pharmaceutical manufacturers’ rebate programs;
•
The Corporation’s ability to obtain goods and services provided by its former parent companies under the Transition Services Agreements, IT Services Agreement and Prime Vendor Agreement at comparable prices and on terms as favorable as those obtained under such agreements;

•	The Corporation’s ability to attract and retain key executives, pharmacists and other healthcare personnel;
•
The Corporation’s ability to comply with the terms of its Corporate Integrity Agreement entered into between the Office of Inspection General of the Department of Health and Human Services and PharMerica LTC on March 29, 2005;

•	The Corporation’s ability to ensure and maintain an effective system of internal controls over financial reporting;
•	The Corporation’s risk of loss not covered by insurance;
•	the outcome of litigation to which the Corporation is a party from time to time;
•	changes in accounting rules and standards, audits, compliance with the Sarbanes-Oxley Act and regulatory investigations;
•	changes in market conditions that would result in the impairment of goodwill or other assets of the Corporation;
•	changes in market conditions in which we operate that would influence the value of the Corporation’s stock;
•	changes in volatility of the Corporation’s stock price and the risk of litigation following a decline in the price of the Corporation’s stock price;
•	the adequacy of our facilities to accommodate our anticipated needs;
•	the corporation’s ability to anticipate shift in demand for generic drug equivalents;
•	Adverse results in material litigation matters or governmental inquiries could have a material adverse effect upon the Company’s business;
•	the effects of changes to critical accounting estimates; and
•	other factors, risks and uncertainties referenced in the Corporation’s filings with the Commission.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Corporation’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Corporation.

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PMC Reports Results for First Quarter 2008

May 8, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except share and per share amounts)

	Three Months Ended March 31,
	2008		2007
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$495.1	100.0%	$174.7	100.0%
Cost of goods sold	422.6	85.4	152.8	87.5
Gross profit	72.5	14.6	21.9	12.5
Selling, general and administrative expenses	57.3	11.7	16.7	9.5
Amortization expense	1.6	0.3	1.0	0.6
Integration, merger related costs and other charges	4.1	0.8	3.3	1.9
Operating income	9.5	1.8	0.9	0.5
Interest expense, net	3.7	0.7	–	–
Income before income taxes	5.8	1.1	0.9	0.5
Provision for income taxes	2.5	0.5	0.4	0.2
Net income	$3.3	0.6%	$0.5	0.3%

	Three Months Ended March 31,
	2008	2007
Earnings per common share:
Basic	$0.11	N/M
Diluted	$0.11	N/M

Shares used in computing earnings per common share:
Basic	30,064,929	N/M
Diluted	30,086,020	N/M

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PMC Reports Results for First Quarter 2008

May 8, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)

	March 31, 2008	Dec. 31, 2007
	(Unaudited)
Current assets:
Cash and cash equivalents	$25.2	$32.0
Accounts receivable, net	217.3	213.0
Inventories	80.2	77.9
Deferred tax assets	27.3	27.1
Prepaids and other assets	13.6	19.5
	363.6	369.5

Equipment and leasehold improvements	94.8	87.4
Accumulated depreciation	(33.9)	(30.0)
	60.9	57.4

Deferred tax assets	59.1	58.8
Goodwill	109.9	111.3
Intangible assets, net	75.9	77.5
Other	6.0	5.6
	$675.4	$680.1

Current liabilities:
Accounts payable	$53.3	$51.5
Salaries, wages and other compensation	38.1	40.5
Other accrued liabilities	8.7	8.9
	100.1	100.9

Long-term debt	240.0	250.0
Other long-term liabilities	19.9	15.6

Commitments and contingencies

Minority interest	4.2	4.4

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized and no shares issued at March 31, 2008 and December 31, 2007	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,414,148 shares issued and outstanding at March 31, 2008, and 30,360,612 shares issued and outstanding at December 31, 2007	0.3	0.3
Capital in excess of par value	333.9	332.9
Accumulated other comprehensive loss	(4.9)	(2.6)
Retained deficit	(18.1)	(21.4)
	311.2	309.2
	$675.4	$680.1

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PMC Reports Results for First Quarter 2008

May 8, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions, except share and per share amounts)

	Three Months Ended March 31,
	2008	2007
Cash flows provided by operating activities:
Net income	$3.3	$0.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5.9	1.8
Amortization	1.6	1.0
Provision for bad debt	5.2	1.1
Integration, merger related costs and other charges	0.5	–
Stock-based compensation	1.0	0.1
Amortization of deferred financing fees	0.1	–
Deferred income taxes	2.5	0.2
Loss (gain) on sale of equipment	–	(0.1)
Other	(0.3)	(0.3)
Change in operating assets and liabilities:
Accounts receivable	(9.6)	(2.3)
Inventories and other assets	(2.4)	0.8
Prepaids and other assets	4.9	–
Accounts payable	1.2	3.4
Salaries, wages and other compensation	(2.4)	2.5
Other accrued liabilities	(0.3)	0.2
Net cash provided by operating activities	11.2	8.9

Cash flows used in investing activities:
Purchase of equipment and leasehold improvements	(8.2)	(1.7)
Acquisition of pharmacy businesses, net of cash acquired	–	(0.4)
Other	0.1	(0.1)
Net cash used in investing activities	(8.1)	(2.2)

Cash flows used in financing activities:
Repayments of long-term debt	(10.0)	–
Net contributions to Former Parent	–	(8.6)
Cash contributions received from minority stockholders	0.1	0.8
Net cash used in financing activities	(9.9)	(7.8)

Change in cash and cash equivalents	(6.8)	(1.1)
Cash and cash equivalents at beginning of period	32.0	3.7
Cash and cash equivalents at end of period	$25.2	$2.6

Supplemental information:
Transfers of property and equipment from Former Parent	$–	$3.4
Cash paid for interest	$4.0	$–
Cash paid for taxes	$0.3	$–

Supplemental schedule of investing and financing activities:
Fair value of assets acquired	$(1.4)	$–
Fair value of liabilities assumed or incurred	$(1.4)	$–

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PMC Reports Results for First Quarter 2008

May 8, 2008

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Dollars in millions)

	Three Months Ended March 31,
	2008	2007
Net income	$3.3	$0.5
Add:
Interest expense, net	3.7	–
Integration, merger related costs and other charges	4.1	3.3
Provision for income taxes	2.5	0.4
Depreciation and amortization expense	7.5	2.8
Adjusted EBITDA	$21.1	$7.0
Adjusted EBITDA margin	4.3%	4.0%

Use of Non-GAAP Measures

PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, the company believes that Adjusted EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as this adjusted EBITDA table.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for First Quarter 2008

May 8, 2008

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

INTEGRATION, MERGER RELATED COSTS AND OTHER CHARGES
(Dollars in millions)

The following is a summary of integration, merger related costs and other charges incurred by PharMerica in the three months ended March 31, 2008 and 2007.

	Three Months Ended March 31,
	2008	2007
Integration costs and other charges:
Professional and advisory fees	$0.2	$–
General and administrative	1.1	–
Employee costs	1.6	–
Severance costs	0.3	–
Facility costs	0.9	–
	4.1	–
Merger related costs:
Professional and advisory fees	–	1.2
General and administrative	–	0.1
Employee costs	–	2.0
	–	3.3
Total integration, merger related costs and other charges	$4.1	$3.3

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